Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-74418, 33-86108, 333-37163, 333-39653, 333-71539, 333-58016, 333-111477, 333-119125, 333-119126, 333-145685 and 333-170286) of American Superconductor Corporation of our report dated September 22, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Boston, MA
September 22, 2011